UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2006

THE PROVIDENCE SERVICE

CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

On February 16, 2006, the Compensation Committee of our board of directors approved, effective April 1, 2006, increases in the annual base salaries of the following executive officers: Fletcher J. McCusker, our Chief Executive Officer, Craig A. Norris, our Chief Operating Officer, Michael N. Deitch, our Chief Financial Officer, Fred D. Furman, our General Counsel and Mary J. Shea, our Executive Vice President of Program Services. Each executive, except for Mr. Furman and Ms. Shea, has an employment agreement pursuant to which their base salary shall be reviewed by the Compensation Committee annually. The agreements were filed as exhibits to our registration statement on Form S-1, filed with the Securities and Exchange Commission on June 19, 2003 (Registration No. 333-106286). We do not have an employment agreement with Mr. Furman. Ms. Shea had an employment agreement with us that expired in August 2005.

Messrs. McCusker’s, Norris’, Deitch’s and Furman’s annual base salary is currently $250,000, $200,000, $195,000 and $195,000, respectively, and Ms. Shea’s annual base salary is currently $165,000. Beginning April 1, 2006, Messrs. McCusker’s, Norris’, Deitch’s and Furman’s annual base salary will be increased to $300,000, $240,000, $220,000 and $220,000, respectively, and Ms. Shea’s annual base salary will be increased to $185,000.

William Boyd Dover, our President, has agreed to reduce his salary from $190,000 to $120,000, effective April 1, 2006 pursuant to his impending resignation as President noted under Item 5.02 below. Mr. Dover’s salary will be further reduced effective July 1, 2006.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2006, William Boyd Dover, our President, advised us that he intends to relinquish his position as President effective July 1, 2006. It is anticipated that subsequent to July 1, 2006, Mr. Dover will continue to be employed by us on a full time basis in a non-executive capacity and will continue to be involved in our Florida operations. Beginning April 1, 2006, Mr. Dover’s responsibilities as President will be reduced as he prepares to relocate to Tucson from Florida.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: February 23, 2006	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer

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